UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41173	26-4042544
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2026, NexGel, Inc., a Delaware corporation (the “Company”), entered into (i) Note Amendment and Conversion Agreements (the “Conversion Agreements”) with holders (the “Holders”) of its convertible promissory notes issued in April and May 2026 (the “Notes”) representing approximately $14.125 million of the $14.885 million aggregate outstanding principal amount of the Notes, and (ii) a Securities Purchase Agreement (the “Purchase Agreement”) with certain of the Holders and other accredited investors (the “Investors”) for a private placement of common stock, par value $0.001 per share (“Common Stock”), and warrants (the “New Capital Financing”). Share and per-share amounts in this Current Report on Form 8-K (this “Form 8-K”) give effect to the 1-for-20 reverse stock split effective October 12, 2026 (the “Reverse Split”).

The transactions are part of a recapitalization that is intended to be followed by a strategic business combination (the “Merger”). The Company is currently considering a Merger with Fountainhead LifeSciences and its affiliates (“Fountainhead”), including Sequence LifeScience, Inc. (“Sequence”) and NVISION Biomedical Technologies, Inc., in which Fountainhead’s operating businesses would be combined with the Company in exchange for Common Stock. Sequence is wholly owned by Brian Kieser, the Company’s Interim Chief Executive Officer and a director, and Mr. Kieser also has an interest in the other Fountainhead entities, so the proposed Merger would constitute a related party transaction. The Company has not entered into a definitive agreement for the Merger, and there is no assurance that it will do so or that the Merger will be completed.

Under the Conversion Agreements, the Common Stock issued to Fountainhead in the Merger is to represent no less than 45% and no more than 50% of the Company’s fully diluted shares (as defined in the Conversion Agreements and excluding shares issued on conversion of Notes held by Sequence or Mr. Kieser), as finally determined by a to be created special committee of independent directors of the Company’s Board of Directors (the “Special Committee”) following an independent valuation and fairness opinion, and the Company will disclose a management incentive pool of approximately 6% of fully diluted shares. The Merger will require, among other things, a definitive agreement, approval of the Special Committee and the Board of Directors, and required stockholder and Nasdaq approvals.

Pursuant to the Conversion Agreements, each participating Holder irrevocably elected to convert 100% of its Notes into Common Stock at $5.50 per share ($0.275 before the Reverse Split) and to receive interest accrued through September 30, 2026 in Common Stock at $12.00 per share ($0.60 before the Reverse Split). The conversion will become effective only upon, and subject to, completion of the Merger and the other conditions in the Conversion Agreements, including the Special Committee’s receipt of an independent valuation and fairness opinion, required stockholder and Nasdaq approvals, and receipt of executed agreements from all Holders other than Holders of up to $1.0 million of aggregate principal of the Notes (the “Conversion Closing”). The Notes continue to remain outstanding until the Conversion Closing. Interest accruing from October 1, 2026 is suspended and will not be payable if the Conversion Closing occurs.

Certain amendments took effect at signing of the Conversion Agreement and survive even if the Merger is not completed. The conversion price of the Notes was reduced to the lower of $5.50 per share and the reset price that would otherwise apply on the first anniversary of issuance under the Notes’ existing terms, and the exercise price of the five-year warrants issued with the Notes (the “Existing Note Warrants”) was reduced to $13.00 per share ($0.65 before the Reverse Split). A Holder that funds its full pro rata share of the New Capital Financing keeps its Existing Note Warrants; a Holder that does not will surrender them for cancellation, without consideration, at the Conversion Closing.

If the Merger is not consummated by March 31, 2027 (the “Outside Date,” subject to one extension of up to 60 days by the Company and automatic extension while required stockholder or Nasdaq approvals are pending), the conversion elections terminate and the Notes remain outstanding on their existing terms at the amended conversion price, with their full-ratchet anti-dilution and reset protections reinstated; interest is reinstated retroactively to October 1, 2026 and paid in kind (or, at the Company’s election, in Common Stock); and the Holders’ forbearance described below ends.

Each Holder also consented to the New Capital Financing and the Merger, waived certain restrictions under the Notes and the related Purchase Agreement as to these transactions, irrevocably waived existing and potential events of default under the Notes (certain of which were previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026), agreed not to take enforcement action through the Outside Date, and, effective at the Conversion Closing, released claims relating to the Notes and these transactions. Each Holder further agreed to support the transactions and to vote its securities in favor of proposals recommended by the Special Committee and the Board of Directors. Holders whose Notes convert will have a right to participate collectively in 25% of certain future equity financings for two years after the Conversion Closing. The Company agreed to offer identical conversion terms to all Holders, including Sequence and Mr. Kieser. Issuances are subject to a 4.99% beneficial ownership limitation and a Nasdaq exchange cap, with issuances above the cap subject to stockholder approval.

Under the Purchase Agreement, the Company agreed to sell shares of Common Stock at $5.50 per share ($0.275 before the Reverse Split), each with a five-year warrant to purchase one share at $10.00 per share ($0.50 before the Reverse Split), exercisable for cash only (the “Warrants”). $1 million minimum funding was required for the initial closing under the Purchase Agreement. Each Holder may purchase its pro rata share based on Note principal. The Company has received commitments for $1.276 million for the initial closing, including $732 thousand from Sequence. The Company intends to use the proceeds for working capital and transaction expenses and not to repay the Notes.

The Company engaged Alere Financial Partners, a division of Cova Capital Partners, LLC (“Alere”), as non-exclusive placement agent for the New Capital Financing. The Company agreed to pay Alere a cash fee of 8.0% of the gross proceeds received from investors introduced to the Company by Alere and to issue Alere five-year warrants to purchase shares of Common Stock equal to 8.0% of the shares sold to those investors, exercisable at the lower of the exercise or conversion prices of the securities sold in the financing. These percentages are reduced to 2.5% for both the cash fee and warrants on purchases by the Company’s directors, officers, employees or affiliates (including Sequence and Mr. Kieser) and no fee or warrants are payable on purchases by existing security holders that Alere did not introduce. Based on the investors introduced by Alere, the Company expects to pay Alere a cash fee of $54.3 thousand and to issue warrants to purchase 9,878 shares at the initial closing.

If the Merger is not consummated by the Outside Date, the shares purchased in the New Capital Financing will be automatically exchanged, in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for unsecured convertible promissory notes (the “Replacement Notes”) in the amount paid, with a 24-month maturity, 10% interest, a conversion price of $5.50 per share ($0.275 before the Reverse Split) and anti-dilution and reset provisions equivalent to those of the Notes. The Warrants would remain outstanding. Investors may not transfer the purchased shares until the earlier of the Merger and the exchange. The Company agreed to use commercially reasonable efforts to register the resale of the shares, the shares issuable on exercise of the Warrants and any shares issuable under the Replacement Notes following the earlier of the Merger and the exchange.

Directors, executive officers and affiliates of the Company, including Mr. Kieser and Sequence, hold Notes subject to the Conversion Agreements and have agreed or are expected to participate in the New Capital Financing on the same terms as the other Investors.

This summary does not purport to be complete and is qualified in its entirety by the full text of the form of Conversion Agreement, the form of Purchase Agreement, the form of Warrant and the form of Replacement Note, copies of which are attached hereto as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and are hereby incorporated into this Form 8-K by reference.

The Conversion Agreements and the Purchase Agreement have been included solely to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business or operational information, or to provide any other factual information, about the Company, the Holders, the Investors or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in those agreements are made only for purposes of those agreements and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Holders, the Investors or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 regarding the Replacement Notes is incorporated by reference into this Item 2.03. No Replacement Notes have been issued, and the Company will have no obligation under any Replacement Note unless and until the exchange occurs.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 is incorporated by reference into this Item 3.02. The Company has agreed to issue (i) at the Conversion Closing, approximately 2,568,191 shares of Common Stock on conversion of Notes and approximately 51,093 shares in payment of interest, and (ii) shares of Common Stock and Warrants for gross proceeds of up to $5.0 million (of which approximately $1.276 million is expected at the initial closing which will result in the issuance of approximately 232,000 shares of Common Stock and Warrants to purchase up approximately 232,000 shares of Common Stock) and, if applicable, Replacement Notes and the shares issuable on their conversion. These securities are being issued in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D (and, for the Replacement Notes, Section 3(a)(9)) based on each Holder’s and Investor’s representation that it is an accredited investor. They have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption. This Form 8-K is not an offer to sell, or a solicitation of an offer to buy, any securities.

Item 8.01. Other Events.

On November 11, 2026, the Company issued a press release announcing the transactions described herein. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements. This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements about the conversion of the Notes, the New Capital Financing and the proposed Merger. Actual results may differ materially, and a definitive agreement for the Merger may not be entered into, required approvals may not be obtained, and the conversion and the Merger may not be completed on the terms described or at all. See the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. The Company undertakes no obligation to revise any forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Warrant to Purchase Common Stock.
4.2	Form of Unsecured Convertible Promissory Note (Replacement Note).
10.1*	Form of Note Amendment and Conversion Agreement.
10.2*	Form of Securities Purchase Agreement, dated as of November 10, 2026.
99.1	Press release issued by NexGel, Inc. on November 11, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain of the schedules (and similar attachments) to Exhibits 10.1 and 10.2 have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2026

NEXGEL, INC.

	By:	/s/ Brian Kieser
Brian Kieser Interim Chief Executive Officer